UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
  CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2025
 Cedar Realty Trust, Inc.
(Exact name of Registrant as specified in Its Charter)

Maryland	001-31817	42-1241468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (757) 627-9088
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.25% Series B Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDRpB	New York Stock Exchange
6.50% Series C Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDRpC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 13, 2025, the Board of Directors of Wheeler Real Estate Investment Trust, Inc. ("WHLR"), the sole common stockholder of Cedar Realty Trust, Inc. (the "Company"), voted to elect Gary Skoien as a director of the Company, to serve effective immediately until the next annual meeting of the Company’s sole common stockholder or until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Company has determined that Mr. Skoien qualifies as an independent director for purposes of the rules of the New York Stock Exchange as well as applicable rules adopted by the Securities and Exchange Commission (the "SEC').
Mr. Skoien is Chairman of the Board, President, and Chief Executive Officer of Horizon Group Properties, Inc. From 1993 to 2005, he served as Executive Vice President and Chief Operating Officer of The Prime Group ("PGI"). Prior to his role as COO of PGI, Mr. Skoien served as Senior Vice President and Chief Operating Officer of the Retail Division of PGI (Currently Prime Retail, Inc.) from 1992 to 1993. In this role, he oversaw strategic planning, development and management of the rapidly growing division. From 1983 to 1991, Mr. Skoien was the Executive Director of The Illinois Capital Development Board, and from 1980 to 1983, he was an Assistant to the Illinois Governor. Mr. Skoien is the former Chairman of the Board of Trustees of Northern Illinois University, former Vice Chairman of the Executive Committee of the Civic Federation, former member of the Board of Prime Retail, Inc. (NYSE: PRT), and served on the Board of Directors of the Chicagoland Chamber of Commerce. Mr. Skoien received his A.B. cum laude from Colgate University and received his Master of Public Policy from the University of Michigan.
Mr. Skoien will receive compensation based on the same policies as the Company’s other non-employee directors, which are described in WHLR’s definitive proxy statement filed with the SEC on March 22, 2024. Other than such standard compensation arrangements, there are no arrangements or understandings between Mr. Skoien and any other person pursuant to which she was appointed as a director. Mr. Skoien has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR REALTY TRUST, INC.

Date:	January 13, 2025	By:	/s/ CRYSTAL PLUM
Crystal Plum
Chief Financial Officer